SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 18, 2002	0-24464

Date of Report (Date of Earliest Event Reported)	(Commission File Number)

The Cronos Group

(Exact name of registrant as specified in its charter)

Luxembourg	Not Applicable

(State of incorporation or organization)	(IRS Employer Identification No.)

16, Allée Marconi, Boite Postale 260, L-2120 Luxembourg

(Address of principal executive offices)      (Zip Code)

(352) 453145

(Registrant’s Telephone Number, Including Area Code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 10.22
Exhibit 10.23
Exhibit 99.1

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     See the discussion of the establishment of a container purchase program between the Registrant and Fortis Bank (Nederland) N. V. under Item 5 hereof.

ITEM 5. OTHER EVENTS

     On September 18, 2002, the Registrant established a container purchase program (the “Program”) with Fortis Bank (Nederland) N.V. (“Fortis”), a major international financial services provider headquartered in Rotterdam, The Netherlands, and a current lender to the Registrant. The purpose of the Program is to acquire and lease to third party lessees marine cargo containers through a joint venture 50% owned by a subsidiary of the Registrant and 50% owned by an affiliate of Fortis. The joint venture entity, CF Leasing Ltd. (“CF Leasing”), is a bankruptcy-remote, special purpose company organized under the laws of Bermuda.

The Program

     Fortis has committed $35 million in debt financing (the “Credit Facility”) to the joint venture, and each of the Registrant and Fortis have committed approximately $5 million in equity to the joint venture. It is the intention of the Registrant and Fortis to expand the Program, as additional lenders become part of the lending group, with the lenders providing up to 80% of the cost of acquiring the containers and the joint venture partners each providing one-half of the equity to fund the balance of the capital requirements of the joint venture.

Initial Container Fleet

     CF Leasing has drawn approximately $22 million under the Credit Facility to purchase containers (and certain lease receivables) from affiliates of the Registrant, and each of the joint venture partners (through affiliates) have contributed approximately $4.7 million (determined by the net book value of the containers as of September 1, 2002) of containers to CF Leasing. The initial pool of containers owned by CF Leasing consists of containers with an approximate net book value of $28.2 million, broken out, by type of container, as follows:

Type of Container	TEUs*

Dry Cargo Container	7,950

Refrigerated Container	1,080

Tank Container	615

*	20-foot equivalent units, the standard measure of a container fleet.

     CF Leasing will follow the strategy of acquiring containers primarily for long-term leases with third party shipping companies.

Terms of Credit Facility

     The financing to be provided by Fortis, as agent and lender, will initially consist of a two-year revolving line of credit, after which the principal balance outstanding under the line, as of September 18, 2004, will then be repaid over eight years. Interest on the facility will be payable monthly in arrears at a libor based variable rate of interest. Borrowings made under the facility are secured by the grant of the security interest in favor of Fortis, as agent and lender, in CF Leasing’s containers and other assets, but do not otherwise have recourse to the separate assets of the joint venture partners.

Treatment of Container Sales

     The Registrant is treating the transfer of the approximately $18.8 million of containers it has transferred to CF Leasing as a sale, and the transfer of approximately $4.7 million of containers to CF Leasing as a capital contribution. The Registrant is utilizing the proceeds from the sale of containers to CF Leasing to repay approximately $10.2 million of indebtedness outstanding under its existing revolving line of credit with Fortis. In addition, an initial distribution from CF Leasing of approximately $1.1 million to be paid to the Registrant will be utilized to further reduce the existing revolving line of credit with Fortis. Sale of the containers by the Registrant to CF Leasing will not result in the reporting of a material gain (or loss) on the sale.

Modification of 2001 Revolving Line of Credit

     In connection with the establishment of the Program, and the repayment of a portion of the outstanding balance under its revolving line of credit with Fortis, the Registrant is amending its revolving line of credit agreement with Fortis to reduce Fortis’ maximum commitment thereunder from $60 million to $50 million, and is agreeing to amortize the balance outstanding under the revolving line of credit, as of September 18, 2003, over five years. Registrant is currently paying interest on the outstanding balance under the revolving line of credit equal to libor plus 2.25% per annum.

Compensation to the Registrant

     The containers owned by CF Leasing will be managed by a subsidiary of Cronos, which will receive a management fee of 8% of the net lease revenues and finance lease income generated by CF Leasing. The manager shall also be entitled to 5% of the net sale proceeds of containers sold by CF Leasing (provided that the sales are in excess of the net book value of the containers sold). The Registrant is also entitled to an acquisition fee of 1.25% of the price of new containers purchased by CF Leasing, and is entitled to 50% of all distributions made by CF Leasing to its partners, after the payment of the expenses of operating CF Leasing’s container fleet, the administrative expenses of CF Leasing, and all debt service.

Governance of CF Leasing

     CF Leasing will be governed by a four-person Board of Directors, two members designated by the Registrant and two members designated by Fortis. Registrant’s initial designees are Dennis J. Tietz, Chairman of the Board and Chief Executive Officer of the Registrant, and Peter J. Younger, Chief Operating and Chief Financial Officer and a Director of the Registrant. Extraordinary decisions made by the Board of CF Leasing, including whether to merge or consolidate, sell all or substantially all of its assets, issue new shares, or permit the transfer of outstanding shares requires the approval of three of the four members of the Board or both joint venture partners.

Change of Control

     In the event of a change in control of the Registrant, generally defined as the transfer of more than 50% of the voting power of the Registrant, or any merger or consolidation of the Registrant or a sale of all or substantially all of its assets, then, at the direction of Fortis, the Registrant is obligated to cause the manager of CF Leasing’s containers (a subsidiary of the Registrant) to purchase all of the assets of CF Leasing at a purchase price equal to 110% of the then net book value of the new containers of CF Leasing (those purchased since March 31, 2002) and 100% of the then net book value of all other assets of CF Leasing. Simultaneously with any such direction by Fortis, CF Leasing is obligated to retire its outstanding indebtedness held by Fortis and the lending banks within 60 days after notice of redemption from Fortis. As a joint venture partner, the Registrant would be entitled to one-half of all distributions made by CF Leasing to its partners, including any such distribution attributable to the premium paid by the manager upon Fortis’ election of its purchase option.

Accounting for the Joint Venture

     In its consolidated financial statements, the Registrant will account for its investment in the joint venture under the equity method of accounting. Under this accounting method, at any given time, the carrying value of the investment of the Registrant in the joint venture will be stated as (i) the sum of each amount of capital paid or contributed to the joint venture by the Registrant, and, (ii) 50% of the cumulative net income or loss of the joint venture, less (iii) the sum of all distributions received by the Registrant from the joint venture.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.*

Exhibit 2.1 — Purchase Agreement by and between Cronos Equipment (Bermuda) Limited (“CFBL”) and CF Leasing Ltd. (“CF Leasing”), dated as of September 18, 2002.

Exhibit 10.22 — Management Agreement by and between CF Leasing and Cronos Containers (Cayman) Ltd., dated as of September 18, 2002.

Exhibit 10.23 — Amendment No. 3, dated as of September 18, 2002, to Amended and Restated Loan Agreement, dated as of July 19, 2001, by and between CFBL and Fortis, as Agent and Initial Noteholder.

Exhibit 99.1 — Press release, dated September 24, 2002, announcing establishment of container purchase program.

*	Exhibit nos. 2.1 and 10.22 include a list of the exhibits and schedules thereto, none of which is included with the Exhibits filed hereto. The Registrant, pursuant to Item 601(b)(2) of Regulation S-K, agrees to furnish supplementally to the Commission a copy of any omitted exhibit and schedule, upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CRONOS GROUP

By	/s/ Dennis J. Tietz

Dennis J. Tietz Chairman of the Board and Chief Executive Officer

Date:   October 1, 2002

EXHIBIT INDEX

Exhibit 2.1	Purchase Agreement by and between Cronos Equipment (Bermuda) Limited (“CFBL”) and CF Leasing, Ltd. (“CF Leasing”), dated as of September 18, 2002.

Exhibit 10.22	Management Agreement by and between CF Leasing and Cronos Containers (Cayman) Ltd., dated as of September 18, 2002.

Exhibit 10.23	Amendment No. 3, dated as of September 18, 2002, to Amended and Restated Loan Agreement, dated as of July 19, 2001, by and between CFBL and Fortis, as Agent and Initial Noteholder.

Exhibit 99.1	Press release, dated September 24, 2002, announcing establishment of container purchase program.